CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                 Exhibit 10.4.29

                         GEOTHERMAL RESOURCES SUBLEASE

    This GEOTHERMAL RESOURCES SUBLEASE ("Lease") is entered into this 31st day of May, 1991, by and between FLEETWOOD CORPORATION, an Oregon corporation,
("Lessor"), and FAR WEST CAPITAL, INC., a Utah corporation ("Lessee").

                                    RECITALS

     A. Lessor is the Lessee under a lease dated May 31, 1991, in which Lessor leased from DOROTHY A. TOWNE and DOROTHY A. TOWNE as Trustee of that certain
Declaration of Trust made on September 24, 1984 (collectively the "Master
Lessor") the geothermal rights, subject to the exception contained in that certain policy of Title Insurance No. 158904 to be issued by FIRST AMERICAN
TITLE INSURANCE COMPANY, attached hereto as Exhibit "E", to the parcels contained in areas 1, and 3 through 9, as shown on the area plat map attached hereto as Exhibit "A" and which parcels are described in the list attached hereto as Exhibit "B." Lessor, as a result of that transaction, has acquired the right to sublease both limited surface and geothermal and mineral rights on the parcels contained in areas 1, 3, 4, 7, and 8 but only the goethermal and mineral rights on the parcels in areas 5, 6 and 9.

     B. Lessee has acquired two power purchase agreements ("Power Purchase
Agreements") from Sierra Pacific Power Company ("SPPC") for 12 MW each. These
Power Purchase Agreements contemplate the construction of two 12 MW geothermal power plants referred to as Steamboat II and Steamboat III to be completed and on line by November 1, 1992, and November 1, 1993, respectively.

                                                                               1

     C. The Steamboat II and III Power Purchase Agreements give SPPC options to acquire an additional 24 MW of electricity from Lessee assuming that Lessee has sufficient resource available to produce the required power and Lessee has not previously sold the power to another purchaser. Lessee is also actively pursuing opportunities to sell power to other potential purchasers.

     D. Lessor desires to lease to Lessee the geothermal rights and limited surface rights on the parcels in areas 1, 3 and 4 and the geothermal rights on the parcels in areas 5 and 6 in consideration of certain payments, royalties, and commitments relative to development of the geothermal resources leased.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

     1. INTEREST GRANTED:

          Lessor, in consideration of ten dollars ($10.00) in hand paid, of the monies herein provided, and the agreements of Lessee herein contained, hereby grants and leases to Lessee the exclusive right and privilege, as limited in the
Title Insurance Commitment, Exhibit "E", attached hereto, to drill for, extract, produce, remove, utilize, sell, and dispose of geothermal steam and associated geothermal resources as defined in NRS 534A.010, (hereinafter called "geothermal resources"), in or under these certain parcels of property (the "Leased
Premises") consisting of approximately 236 acreas, which parcels are more particularly described in Exhibit "B" and are contained in areas 1, 3, 4, 5, and
6 on the area plat map (Exhibit "A,") both of which Exhibits are attached hereto and incorporated herein by reference, for the purpose of generating electricity, together with the following rights to the extent incidental to the

                                                                               2

development, construction and operation of the electrical generating facilities permitted hereunder:

          (a) The exclusive (except as such rights may also be exercised by
Lessor herein) right to conduct within the Leased Premises geological and geophysical exploration;

          (b) The right to construct or erect and to use, operate, and maintain within and on the surface of the Leased Premises, together with ingress and egress thereupon, all wells, pumps, pipes, pipe lines, buildings, plants, sumps, brine pits, reservoirs, tanks, waterworks, pumping stations, roads, electric power generating plants, transmission lines, electric telegraph or telephone lines, and such other works and structures and to use so much of the surface of the land as may be reasonably necessary or convenient for the production, utilization, and processing of geothermal resources for the generation of electricity or for the full enjoyment of the rights granted by this Lease, subject to applicable laws and regulations.

          (c) The nonexclusive right to drill potable water wells for human consumption in accordance with Nevada statutory water laws within the Leased
Premises and to use the water produced therefrom for such consumption, free of costs, provided that such drilling and development are conducted in such a way that they do not interfere with Lessor's then current or future activities on the Leased Premises as permitted hereunder. The location and size of any potable water well will be mutually agreed in advance between the parties. Agreement will not be unreasonably withheld or delayed. In the event that Lessee establishes a potable water supply sufficient for its purposes, Lessor's future development shall not interfere with that supply unless it shall provide to
Lessee a substitute supply.

                                                                               3

          (d) The right, without the payment of royalties hereunder, to reinject into the Leased Premises geothermal resources, condensates and waste products if
Lessee does so pursuant to a plan approved by the Nevada Division of
Environmental Protection.

          (e) Except as set forth above in this Section, no other right of usage is created or permitted by the Lessee under this Lease.

     2. LESSOR'S RIGHT TO APPROVE AND DEVELOP:

          The parties intend that the surface facilities related to Lessee's activities will be located so as to minimize to the extent possible their impact upon Lessor's potential use of the surface of the Leased Premises consistent with the efficient development of the geothermal resource. Therefore, the parties shall mutually agree upon the location of the various facilities including plants, lines, wells, pipes, etc., provided that Lessor's approval shall not be unreasonably withheld or delayed. In addition, since Lessor's future development of the Leased Premises may include use of geothermal resources, Lessor hereby retains the exclusive right to explore for and develop geothermal resources from the Leased Premises for any use other than the development, construction or operation of an electrical generating facility as long as such exploration, development, and use does not interfere with Lessee's then current activities as permitted hereunder. Before Lessor exercises these retained rights, it shall give Lessee thirty (30) days in which to contract with
Lessor to provide the desired quality and temperature geothermal brine at or below Lessor's anticipated production costs. If Lessee is unwilling or unable to meet Lessor's needs, as determined in the sole discretion of the Lessor, Lessor shall be entitled to exercise its retained rights. If Lessor shall establish a use of geothermal resource which subsequently interferes with Lessee's operation or development of geothermal power

                                                                               4

plants then, before Lessee shall interfere with Lessor's use, Lessee shall provide a substitute supply for Lessor's then existing needs. Lessee shall not be required to provide a substitute supply of more than Ten Thousand (10,000)
gallons per minute at a temperature of 150 degrees fahrenheit.

     3. TERM:

          The term of this Lease shall commence upon the date of its execution and subject to the conditions set forth below shall continue for a term of three
(3) years and for so long thereafter as geothermal resources from the Leased
Premises or lands unitized therewith are used for the commercial generation of electricity.

     4. RENTALS AND ROYALTIES:

          (a) Royalty. With respect to each geothermal plant producing electricity utilizing geothermal resources form the Lease Premises or land pooled or unitized therewith, Lessee shall pay to Lessor:

               (i) For the first ten (10) years of plant operations of each plant a royalty equal to *** percent (***%) of the fair market value of electricity sold from such plant or the *** received from *** from such plant, whichever is higher [See subparagraph 4.(i)].

               (ii) For the second ten (10) years of plant operations of each plant a royalty equal to *** percent (***%) of the fair market value of electricity sold from such plant or the gross amount received from sales of electricity from such plant, whichever is higher [See subparagraph 4.(i)].

*** Confidential material redacted and filed separately with the Commission.

                                                                               5

               (iii) For the third ten (10) years of plant operations of each plant and thereafter until plant operations of such plant cease a royalty equal to *** percent (***%) of the fair market value of electricity sold from such plant or the gross amount received from sales of electricity from such plant, whichever is higher [See subparagraph 4.(i)].

          (b) Initial Royalty. Notwithstanding the foregoing royalty rates, specified in subparagraph 4.(a)(i) above, Lessee shall pay a ***% royalty for the first ten (10) years of plant operations on the first plant built utilizing the geothermal resources from the Leased Premises, or lands unitized therewith, until the second plant reaches commercial operation. When the second 12 MW plant achieves commercial operation, the royalty rate on both plants for the first ten (10) years of the operation of each shall be ***%. If the second plant achieves commercial operation within four (4) years of the date of this Lease, the difference between the ***% royalty paid on the first plant pursuant to this paragraph and the ***% payable pursuant to subparagraph
4.(a)(i) above shall be offset by Lessee from future royalty payments prorated over a period of Twelve (12) months. If the second plant does not achieve commercial operation within four (4) years of the date of this Lease, the royalty rate on the first plant will be reduced to ***% from the date the second plant achieves commercial operation through the balance of the first ten (10) years of the first plant's operation.

          (c) Royalty Payments. Royalty payments with respect to each plant shall commence on or before the 75th day following commencement of commercial operations under the power purchase agreement applicable to that plant and shall be due monthly thereafter within fifteen (15) days after receipt of consideration from the sale of electric power (but in no event later than Sixty
(60) days following the previous payment). Lessee shall timely furnish a

*** Confidential material redacted and filed separately with the Commission.

                                                                               6

statement setting forth the basis for computation and determination of such monthly royalty.

          (d) Escrow. Royalty payments as to each plant shall be directly out of the escrow account, created by Lessee and any entity providing financing for the plant to receive revenues from electricity sales from that plant which shall be established at an FDIC insured bank. Said account shall receive directly from the purchaser all revenues from the sale of any product from the leased premises. Lessee shall cause the escrow agreement applicable to that account to provide that Lessor's royalty shall be paid to Lessor prior to any other payment from such account. In the event or at such time as there is no escrow account applicable to the financing of a power plant utilizing geothermal resources from the Leased Premises at Lessor's request and expense, Lessee will cause an escrow account to be created at a trust institution of Lessee's choosing to receive power plant revenues and pay Lessor's royalty.

          (e) Other Royalties. If, in conjunction with the generation of electricity, Lessee treats or processes or causes to be treated or processed, any geothermal resources for the extraction or manufacture therefrom of byproducts, and sells any of said byproducts, Lessee shall pay to Lessor, within the time frame described in paragraph (c) above, a royalty of *** percent (***%)
of the proceeds from the sale by Lessee of said byproducts; less

               (1) any sales, excise or other taxes imposed on the sale of any byproducts so sold which are or are required to be included in or added to the sales price thereof or paid by the seller, and

               (2) any cost to Lessee of any transportation to the point of sale of any of said byproducts so sold, if sold off the Leased Premises or the unit area, as the case may be.

*** Confidential material redacted and filed separately with the Commission.

                                                                               7

               If Lessee sells geothermal resources for the generation of electricity, Lessee shall pay to Lessor a monthly royalty of *** Percent (***%)
of the fair market value of the resources so sold or the amount received from such sales, whichever is higher.

               All payments of royalties shall be accompanied by a statement setting forth the basis of computation and determination of such royalty.

               (f) Minimum Annual Royalty. Lessee, in order to maintain its
Lease on the Leased Premises, or any portion thereof, shall pay to Lessor a minimum royalty of $*** in any operating year (in 1991 dollars adjusted up or down annually at the beginning of each operating year in accordance with changes in the CPI) in Twelve (12) equal monthly installments. Everything aforesaid notwithstanding, the annual minimum royalty shall never be less than $***.
The first operating year shall begin on the date on which Lessee's first power plant achieves commercial operation under its Power Purchase Agreement.
Subsequent operating years shall begin on the anniversary of the beginning of the first operating year. Minimum annual royalty payments shall be due in accordance with the same monthly schedule provided in subparagraph 4.(c) above.
Monthly minimum annual royalty payments will not actually be paid unless and until:

                    (1) The first power plant will have achieved commercial
production;

                        and

                    (2) The regular royalty payment made pursuant to 4(a) and
(b) above, in any opeating year, with respect to revenues produced in that year, shall on a year to date basis fail to equal or exceed the amount that would have been paid to Lessor if the monthly minimum annual royalty had been paid with respect to each month of that operating year. The

*** Confidential material redacted and filed separately with the Commission.

                                                                               8

intent of this provision is that the Lessor will not receive less than the minimum annual royalty with respect to any operating year or more than the royalties provided for in the royalty schedule set forth in subparagraph 4.(a)
and (b) above.

               (g) Proportionate Interests. Notwithstanding any provisions of this Agreement, including, without limitation, this Article 4, Lessee shall have the right to hold or acquire rights to geothermal resources leased from others claiming any interest arising after the date hereof in any part of said land deemed necessary by Lessee for its operations hereunder and to withhold in escrow from Lessor payment of rentals, royalties, and other payments attributable to any such interest so claimed or to any other interest arising after the date hereof, which is subject to adverse claim, dispute, or litigation, and the same shall not be due until the ownership of such interest has been determined, and Lessee shall not thereby be held in default of any provision hereof or to have disputed Lessor's title. If and whenever it shall be necessary so to do in order to protect Lessee's interest under this Lease or
Lessee's Property (as hereinafter defined), Lessee may at its option, after
Sixty (60) days notice to Lessor and opportunity to cure (or a shorter period of time if failure to cure within such period would cause all or a portion of
Lessee's interest hereunder or Lessee's Property to be lost), pay and discharge at any time any mortgage or other lien now or hereunder attaching to said land or any part thereof and in such event Lessee shall be subrogated to all of the rights of the owner or holder of such mortgage or other lien. Thereafter, Lessee may, at its option, apply to the discharge of any such mortgage, or other lien, or to the reimbursement to Lessee for any amount so paid by it, any rentals, royalties, or other sums accruing or payable hereunder to the owner of the lands to which such mortgage or other lien attaches. This may only be done if, in the absence of such discharge or

                                                                               9

payment by Lessee, all or a portion of Lessee's interest hereunder or Lessee's
Property would have been lost.

               (h) Additional Compensation.

                    (1) Lessee shall pay $*** per month rent for the residence at 15075 South Virginia Road beginning the earlier of January 1, 1992, or the first of the month following the current occupant's removal from the Leased
Premises and continuing for the term of this Lease, but in no event earlier than
October 1, 1991.

                    (2) Lessee shall pay $*** per month rent for the tree line house at 14505 South Virginia Road beginning the earlier of January 1, 1992, or the first of the month following Lessor's modification to make the house usable as an office and issuance of a certificate of occupancy issued after such modification, and continuing for the term of this Lease. Lessor and Lessee will negotiate improvements to be provided by Lessor to make the house usable as an office, not to exceed $***.

                    (3) Within 30 days of execution of this Lease, Lessee shall pay Lessor $*** as advanced royalty. An additional advanced royalty of $***
shall be paid on or before November 1, 1991. Lessee shall offset advanced royalties against first production royalties paid under Section 4.(a) and
(b) hereof.

                    (4) On or before November 1, 1991, Lessee shall pay Lessor
$*** as a bonus.

               (i) Notwithstanding any other provision hereof to the contrary, royalties shall be calculated on the greater of gross sales of electricity or fair market value. Fair market value for the purposes of this Agreement shall be determined by considering, among other factors, the

*** Confidential material redacted and filed separately with the Commission.

                                                                              10

price at which power is sold in the particular market to which Lessee is selling power, taking into account all of the characteristics of the power being sold, including, but not limited to, such characteristics as timing, firmness, on or off peak, dispatchability and other characteristics that might reasonably be expected to affect the price of such power. The burden of proving that the price at which the power is being sold is not fair market value shall be on the
Lessor. The Steamboat II and III Power Purchase Agreements, as currently written, are stipulated to be at fair market value. At Lessee's option Lessee may submit any proposed Power Sales Agreement to Lessor for its approval which approval will not be unreasonably withheld or delayed. If Lessor shall approve such agreement, Lessor will thereafter be estopped to claim that the power sold under any such agreement is being sold at less than fair market value.

     5. TAXES AND ASSESSMENTS:

          Taxes and Improvements. Lessee shall pay directly to the taxing authority prior to delinquency all taxes and assessments levied against its improvements, personal property, operations, or products of operations on the
Leased Premises and 25% of any real property taxes due on Leased Premises. Proof of payment shall be mailed to Lessor by Lessee within Seven (7) days of such payment. Lessor shall promptly provide Lessee with a copy of all statements for such taxes and assessments received by Lessor from the taxing authority. Lessee shall promptly provide Lessor with a copy of all statements for such taxes and assessments received by Lessee from the taxing authority. Notwithstanding the foregoing Lessor shall be responsible for payment of all taxes attributable to royalties, rent or other payments from Lessee under this Lease and all income taxes, franchise, documentary transfer, inheritance and capital stock taxes of
Lessor. Lessor shall pay before delinquency all other taxes and assessments on the Leased

                                                                              11

Premises and improvements. Should Lessor install improvements upon the Leased
Premises, then Lessor shall pay all ad valorem real property taxes pertaining thereto. Lessee, upon Sixty (60) days written notice to Lessor (or a shorter period of time if failure to cure within such period would cause all or a portion of Lessee's interest hereunder or Lessee's Property to be lost), at its option, may pay and discharge any delinquent taxes, mortgages, trust deeds, or other delinquent liens or encumbrances existing, levied or assessed on or against the Leased Premises, provided, however, that Lessor may, with Notice to
Lessee, delay payment of any liens, encumbrances, levies, or assessments being contested in good faith and that Lessor at all times during such contest protects Lessee's interest under this Lease and Lessee's Property from foreclosure proceedings resulting from the liens, encumbrances, levies or assessments being contested. If Lessee exercises such option, Lessee shall have the right, in addition to other remedies provided by law or equity, to reimburse itself by applying to the discharge of any such mortgage, tax, or other lien or encumbrance any and all payments accruing to Lessor hereunder.

          Severance Taxes. If any tax should be levied or assessed against
Geothermal Resources appurtenant to or produced from the Leased Premises, Lessor shall pay its share of such taxes attrituable to the royalties paid hereunder and Lessee shall pay the remainder.

          Depletion Allowance. In the event income tax depletion allowances become available to Lessor and become available to the Leased Premises in relation to the activities of the Lessee, then Lessor shall be allocated its share attrituable to the royalties payable hereunder of any such available income tax depletion allowances and Lessee shall be allocated the remainder.
Lessee makes no representation that such depletion allowances will be available and will bear no liability if such allowances are not available.

                                                                              12

     6. COMMITMENT TO DEVELOP.

          (a) Lessee shall develop and build the Steamboat II and III power plants utilizing resources from the Leased Premises provided that Lessee shall not be required to do so (i) if there is insufficient resource on the Leased
Premises to support both plants for the life of the Power Purchase Agreements;
(ii) if development and construction of one or both of such plants is economically not feasible, as measured by a reasonable man standard; or (iii) if such development or construction is prevented by strikes, lockouts, riots, acts of God, action of the elements, substantial earth movements, accidents, delays in repairs or transportation, government laws, rules or regulations or any other conditions or matters over which Lessee has no control.

          (b) In addition, Lessee agrees to use its best efforts to develop or cause to be developed additional geothermal power plants utilizing resources from the Leased Premises subject to the availability of additional resource on the Leased Premises and economically feasible contracts to sell power and to report regularly to Lessor on the status of those efforts.

     7. FIRST RIGHT OF REFUSAL. In the event Lessor decides to grant geothermal leases for the generation of electricity on the parcels contained in areas 7, 8 and 9, as shown on Exhibit "A" and described in Exhibit "B", and so long as
Lessee is not in default of this Lease, Lessee shall have the first right to lease those parcels on the same terms of any bona fide offer received by Lessor in writing. Lessee must exercise this right within thirty (30) days of receiving in writing from Lessor notice of a bona fide offer and a copy thereof containing its terms. If Lessee does not exercise such right within such time period,
Lessor shall have the right for a period of one hundred eighty (180) days after the end of such period (or a longer period so long as during such period of one hundred eighty (180) days Lessor has accepted the

                                                                              13

bona fide offer and is at all times thereafter diligently and in good faith completing such lease) to complete a lease of the parcels in question on economic terms no more favorable to the offering party than those contained in the offer communicated to Lessee. Lessor shall not make or permit any direct or indirect lease of the parcels in question to another person after expiration of such period or on economic terms more favorable to such other person than those in such offer communicated to Lessee unless Lessor first gives Lessee notice of expiration of such period or such more favorable economic terms to Lessee, and in each such case, the first right of refusal and time periods set forth in this
Section shall apply.

     8. RENTAL OF PLANT SITE. In the event a power plant is located on the
Leased Premises which ceases to produce power utilizing geothermal resources extracted from the Leased Premises or lands unitized therewith because such resource is no longer available in quantities required to operate the plant but can be operated by utilizing geothermal resources from other sources, Lessor and
Lessee will negotiate the fair market rental for the surface area occupied by the plant site and other required facilities. The surface area of a plant site shall not exceed 15 acres. Lessee will release from the Lease such surface area no longer required to operate the plant and will remove any equipment or facilities located on the land to be released, treat all wells in accordance with appropriate provisions of Section 9 herein, and return the released land to a condition as near as possible to its state prior to Lessee's entry thereon.

     If Lessor and Lessee are unable to agree on the fair market rental for the plant site under this provision, they shall mutually agree upon an appraiser who will determine the fair market forthe plant site. In the event Lessor and Lessee cannot agree upon an appraiser, each shall appoint an appraiser. These two appraisers shall agree on a third appraiser. All three

                                                                              14

appraisers shall provide an opinion as to the fair market rental value of the plant site. The three rental opinions shall be averaged and that average rental shall be the rental for the plant site for purposes of this paragraph. As used herein, the term "fair market rental" shall mean the then current rent/return being offered and accepted for property of similar zoning in the vicinity of the
Leased Premises.

     9. WELLS:

          (a) Lessee shall not drill or operate wells or take water or geothermal resources in such a way to interfere with the rights retained by
Lessor under this Lease or the rights of any third party or such third party's tenants for domestic, livestock, agricultural, or commercial use. If Lessee elects to permanently abandon any well drilled by Lessee on the Leased Premises,
Lessor shall have thirty (30) days' written notice and the option of requiring, in writing, that Lessee turn over such well to Lessor. In that event, Lessee shall have the right to remove the pump, motor, and ancillary equipment. In the event Lessor exercises its option within the thirty (30) day period, Lessor shall have the right to possession and ownership of the well and will assume all responsibility for plugging when abandoned and bonding the well as required by
Nevada law. Conversely, should Lessor not choose to have the well turned over to
Lessor, then Lessee agrees to plug such well in accordance with the then existing regulations of the Nevada State Engineer and the Nevada Department of
Minerals.

          (b) Subject to the terms of this Section 9, within six (6) months after abandonment of any well, including those abandonments resulting from termination of this Lease, Lessee shall remove all machinery, material, and structures used in connection with said well and not used in its other operations, if any, on the Leased Premises, and shall fill in and

                                                                              15

level off all excavations, pits, or other alterations to the surface of the
Leased Premises caused in connection with said well, and, insofar as practical, shall restore the Leased Premises and the means of ingress and egress to as good a condition as existed when Lessee commenced operations under this Lease, except reasonable wear and tear, acts of nature and conditions beyond the control of
Lessee.

     10. UNITIZATION:

          A. Lessee may, as a recurring right for drilling, development or operating purposes unitize all or part of the Leased Premises into a reasonably compact unit with any other land or lands (whether held by Lessee or others), which Lessee desires to develop or operate as a unit. The total acreage within any such unit shall not exceed 640 acres. Any well (whether or not Lessee's well) commenced, drilled, drilling and/or producing or being capable of producing in any part of such unit shall for all purposes of this Lease be deemed a well commenced, drilled, driling and/or producing on the Leased
Premises, and the Lessee shall have the same rights and obligations with respect thereto and the drilling and producing operations upon the lands from time to time included within any such unit as Lessee would have if such lands constituted the Leased Premises; provided, however, that notwithstanding this or any other provision or provisions of this Lease to the contrary:

               (1) Production as to which royalty is payable from any such wells or wells drilled upon any such unit, whether located on the Leased Premises or other lands, shall be allocated to the Leased Premises in the proportion that the acreage of the Leased Premises in such unit bears to the total acreage of such unit. Such allocated portion thereof shall for all purposes be considered as having been produced from the Leased Premises, and the royalty

                                                                              16

payable under this Lease with respect to the Leased Premises in such unit shall be payable only upon that proportion of production so allocated, and

               (2) If taxes of any kind are levied or assessed (other than taxes on the surface and on Lessor's improvements), any portion of which is chargeable to Lessor under the provisions of this Lease, then this share of such taxes to be borne by Lessor shall be in proportion to the share of the production from such unit allocated to the Leased Premises.

          B. Lessee is required to operate electrical generation plants located on the Leased Premises or lands unitized therewith with geothermal resources extracted from the Leased Premises or lands unitized therewith, so long as such extraction is consistent with efficient unitization and prudent development of the resource. Lessor shall have the right to review and copy all records available to the Lessee concerning the geothermal resource and its development.

     11. RESERVATIONS TO LESSOR:

          All rights in the Leased Premises not granted to Lessee by this Lease are hereby reserved to Lessor, provided that Lessor shall not exercise its rights in such a way as to interfere with Lessee's use of the geothermal resource on the Leased Premises as permitted hereunder. Without limiting the generality of the foregoing, Lessor's reserved rights include:

          (a) Disposal - the right to sell or otherwise dispose of the surface of the Leased Premises or any resource in the Leased Premises under existing laws, or laws hereinafter enacted, subject to the rights of the Lessee under this Lease.

          (b) Rights of Way - the right to authorize geological and geophysical explorations on the Leased Premises which do not interfere with or endanger actual operations

                                                                              17

under this Lease and the right to grant such easements or rights of way for joint or several use upon, through, or in the Leased Premises for steam lines and other public or private purposes which do not interfere with or endanger planned (of which Lessor has actual knowledge) or actual operations or facilities constructed under this Lease.

          (c) Mineral Rights - the ownership of the right to extract minerals, oil, hydrocarbon gas, and helium from the Leased Premises.

          (d) Casing - the right to acquire the well and casing at the fair market value of the casing where the Lessee finds only potable water, and such water is not required in lease operations.

          (e) Measurements - the nonexclusive right to measure geothermal resources and to sample any production thereof.

          (f) Development - the right to develop the land and resource for any purpose except the commercial generation of electricity.

     12. DEFAULT AND TERMINATION:

          Whenever the Lessee fails to comply with any of the terms and provisions of this Lease, other than payment of any monies due to Lessor hereunder, and does not remedy or diligently commence to remedy such failure within ninety (90) days after receipt of written notice from Lessor, and thereafter diligently, continuously and in good faith prosecute action to remedy such failure, the Lessor may (a) suspend operations until the requested action is taken to correct the noncompliance, or (b) cancel this Lease by delivering written notice of its intent to do so to Lessee. Such cancellation shall be effective immediately upon delivery of said notice. The following property shall be excepted from any Lease termintaion hereunder as a

                                                                              18

result of default: (a) each and any well then capable of producing in commercial quantities the substances covered by this Lease, and in respect to which Lessee is not in default; and (b) rights of way and easements across lands subject to such Lease termination, which rights of way and easements are necessary for conducting Lessee's operations on or in the vicinity of the lands retained, with respect to which Lessee is not in default, including sites for electric generating units. In addition to the foregoing rights and remedies, Lessor shall have all other rights and remedies available under applicable law.

          Everything aforesaid notwithstanding, Lessor may terminate this Lease immediately upon notice if: (a) Lessee has not constructed a geothermal plant with a nameplate rating of 12 MW on the leased premises utilizing geothermal resource from the Leased Premises which has achieved commercial operations within three years following the date of execution of this Lease; or the
Steamboat II and III Power Purchase Agreements are canceled, terminated or otherwise rendered of no effect, and the Lessee has not, within sixty (60) days after such cancellation, termination or rendering, obtained another contract to sell power on comparable economic terms.

          If Lessee fails to construct the Steamboat III power plant on the
Leased Premises within four (4) years after the date hereof, Lessor may, at
Lessor's option, elect to terminate that portion of this Lease which allows
Lessee to use the geothermal resources in and under the Leased Premises above and beyond those resources necessary for the continued operation of the
Steamboat II power plant, and this Lease shall be modified to allow Lessee to use such resources only to the extent necessary for such continued operation of the Steamboat II power plant and shall otherwise remain in full force and effect. If Lessee fails to satisfy Lessee's obligations

                                                                              19

under Section 6(a) hereof, then Lessor may, at Lessor's option, elect to terminate that portion of this Lease which allows Lessee to use the geothermal resources in and under the Leased Premises above and beyond those resources necessary for the continued operation of the power plant(s) constructed on the
Lease Premises in accordance with the terms hereof, and this Lease shall be modified to allow Lessee to use such resources only to the extent necessary for continued operation of such power plant(s) and shall otherwise remain in full force and effect.

          Lessee may terminate this Lease at any time upon Six (6) months written notice to Lessor. During the six-month period, Lessee shall remove all generation equipment and plant, treat all wells in accordance with the appropriate provisions of Section 9 above, and return the Leased Premises to a condition as near as possible to its state prior to Lessee's entry thereon including removal and disposal of any hazardous waste.

          If after commercial operation of the first plant on the Leased
Premises, commercial electrical production is suspended for more than eighteen
(18) months at any one time, this agreement shall terminate automatically as to both parties.

          If Lessee shall fail to pay to Lessor any installment of bonus, rental, advance royalty, minimum royalty, or other monies when due and if such default shall continue for a period of fifteen (15) days after said due date, then at the option of the Lessor this Lease shall terminate.

     13. INDEMNIFICAITON:

          The Lessee shall indemnify and hold harmless and waive all rights against Lessor, Master Lessor, and their respective officers, agents and employees from, and assumes all risk with respect to, any and all loss, damage, liability or expense of any kind arising from or

                                                                              20

connected with Lessee's activities and operations under this Lease including any liability for injury to persons or property or arising from hazardous waste produced, accumulated, or stored on the Leased Premises by Lessee, including, without limitation, all damages caused by Lessee's operations on the surface of the Leased Premises, including but not limited to damages to growing crops, pasture and improvements on the Leased Premises, or to animals or livestock except any loss, damage, liability or expense caused by the negligent or willful act or omission of Lessor, Master Lessor or their respective agents or employees. Lessee agrees to take reasonable steps to prevent its operations from:

          (a) Causing or contributing to soil erosion, or to the injury to soil conserving structures on the Leased Premises;

          (b) Polluting the waters of reservoirs, springs, streams, or water wells on the Leased Premises;

          (c) Damaging crops or pasture, consistent with the purposes of this
Lease; or

          (d) Harming or injuring in any way the animals or livestock owned by
Lessor or his tenants, or kept or pastured on the Leased Premises, including the erection and maintenance of fences, gates, and cattle guards where necessary for such purposes.

     14. INSURANCE:

          (a) Prior to commencement of any activity on the leased premises,
Lessee and/or its contractor(s) shall maintain worker's compensation or self-insurance which satisfies the applicable requirements of Nevada law. Lessee shall provide Lessor with a certificate(s) evidencing such insurance prior to commencement of construction of the Project.

                                                                              21

          (b) Prior to any activity on the surface of the leased premises,
Lessee shall secure and continuously carry for the term hereof, or cause to be secured and continuously carried for the term hereof, with an insurance company or companies rated A+, AAA or better in "Best Insurance Guide", insurance policies for bodily injury and property damage liability. Such insurance shall include: provisions or endorsements naming Lessor and Master Lessor as additional insureds as their interest may appear; provisions that such insurance is primary insurance with respect to the interest of Lessor and Master Lessor and that any insurance maintained by Lessor and Master Lessor is excess and not contributory insurance with the insurance required hereunder; cross-liability or severability of insurance interest clause; and provisions that such policies shall not be canceled or their limits of liability reduced without thirty (30)
days prior written notice to Lessor. Initial limits of liability for all requirements under this section shall be not less than $2,000,000.00 for each occurrence.

          (c) Lessee shall provide Lessor with a copy of each insurance policy required under this section, certified as a true copy by an authorized representative of the issuing insurance company or, at the discretion of Lessor in lieu thereof, a certificate in a form satisfactory to Lessor certifying to the issuance of such insurance. Lessee shall submit such documents at the address listed in Article 18 prior to any activity on the surface of the leased premises and at all other times as such insurance policies are renewed or changed.

          (d) If Lessee has not obtained such insurance or maintained the status of such insurance, Lessee shall have no rights under this lease whatsoever.
Lessee's lease right shall be reinstated only upon receipt of certificates of insurance showing that such insurance has, in fact, been obtained or reinstated.

                                                                              22

     15. IMPROVEMENTS; CONDEMNATION:

          (a) All improvements constructed and equipment, machinery and other personal property installed or placed on the Leased Premises by Lessee
("Lessee's Property") shall be and remain the property of Lessee during the term of this Lease. Lessee shall remove all Lessee's Property from the Leased
Premises within six (6) months after termination of this Lease. If Lessee fails to remove all or any portion of Lessee's Property within such time period, such
Lessee's Property shall, at Lessor's election, either become the property of
Lessor or by removed by Lessor at Lessee's expense. Lessee shall be entitled to all insurance proceeds resulting from any damage to or destruction of Lessee's
Property, unless such Lessee's Property has become the property of Lessor pursuant to the immediately preceding sentence.

          (b) If the entire Leased Premises or the improvements thereon or a substantial and essential portion of the Leased Premises or the improvements thereon, the taking of which portion materially impairs the use of the Leased
Premises then being made by Lessee and renders the remainder of the Leased
Premises not reasonably suitable or economically feasible for such use is taken under the power of eminent domain during the term of this Lease, then this Lease shall terminate as of the date of such taking.

          (c) If a portion of the Leased Premises or the improvements thereon is taken under the power of eminent domain during the term of this Lease and this
Lease is not terminated as provided in subparagraph (b) of this Section, then this Lease shall terminate only with respect to the portion of the Leased
Premises so taken and shall continue in full force and effect with respect to the remainder of the Leased Premises.

                                                                              23

          (d) All compensation and damages with respect to any taking under the power of eminent domain payable on account of Lessee's leasehold interest hereunder or Lessee's property or otherwise specifically awarded to Lessee by the condemning authority shall be the property of Lessee.

     16. PERMITTING:

          Lessee shall obtain and maintain any and all permits, licenses, and governmental approvals necessary for the conduct of Lessee's activities on the
Leased Premises. All labor to be performed and material to be furnished in the operations of Lessee hereunder shall be at the sole cost and expense of Lessee, and Lessee shall hold Lessor free and harmless from liability thereunder. Lessor will cooperate and lend assistance as necessary to help Lessee obtain any required permits.

          Lessee, on behalf of Lessor, shall record a Notice of
Non-Responsibility with the Washoe County Recorder. A true copy of that document is attached hereto as Exhibit "D."

     17. ASSIGNMENTS AND SUBLEASES:

          Either party may assign its interest in this Lease, in whole or part, either completely or for security purposes including security for one or more deeds of trust, mortgage, sale-lease back or other similar financing arrangement, and Lessee shall have the right to sublease all or any portion of the Leased Premises and its rights subject to this Lease. No assignment or sublease by the Lessee shall be effective unless approved by the Lessor in advance, which approval shall not be unreasonably withheld or delayed. Lessee shall afford Lessor 30 days following receipt of written notice of Lessee's intent to assign or sublet and a copy of the proposed assignment or sublease to approve the proposed assignment.

                                                                              24

Notwithstanding the 30 days provided for Lessor's approval, Lessor will exercise due diligence in promptly responding to Lessee's requrest for approval.

     18. NOTICES:

          Lessor may give any notice or deliver any document hereunder to Lessee by mailing the same by certified mail, return receipt requested, addressed to
Lessee at:

                             FAR WEST CAPITAL, INC.
                             921 Executive Park Drive, #B
                             Salt Lake City, Utah 94117

or by delivering the same in person to the above-referenced address Lessee.
Lessee may give any notice or deliver any document hereunder to Lessor by mailing the same by certified mail, return receipt requested, addressed to
Lessor at:

                             FLEETWOOD CORPORATION
                             17705 SW Treetop Lane
                             Lake Oswego, Oregon 97034

                             and

                             DOROTHY A. TOWNE
                             16006 South Virginia Road
                             Reno, Nevada 89511

or by delivering the same to Lessor and Master Lessor in person. For purposes of this section, either party may change its address by written notice to the other. In case of any notice or document delivered by certified mail, the same shall be deemed effective 3 business days after it is deposited in any U.S. Post
Office, properly addressed as herein provided, with postage fully prepaid.

                                                                              25

     19. PAYMENTS TO LESSOR:

          The account No. ___________ of Lessor at the FIRST INTERESTATE BANK,
Lake Oswego, Oregon, (the "Bank") is hereby designated as Lessor's agent to receive from Lessee all payments, including rentals or royalties under the terms of this Lease. Payments made to the Bank as Lessor's agent shall be deemed made when received by the Bank, not when they are credited to Lessor's account. Any payment not paid when due shall bear a 10% late payment penalty fee, 12% simple annual interest until paid, plus an additional daily late payment fee of $100.00 until paid.

     20. INSPECTION BY LESSOR:

          Lessor, or its authorized agents or representatives, shall be entitled to enter upon the Leased Premises at any time. Entry upon that portion of the
Leased Premises on which the facilities of Lessee are located is permitted at all times during normal business hours for the purposes of inspection or other reasonable purposes associated with Lessor's rights as owner of the subject property. In addition, Lessor shall have the right, during normal business hours, and after reasonable notice, to review Lessee's records (at the location where they are regularly kept) as necessary to verify that royalty payments have been correctly calculated and that all other obligations under this lease are met.

     21. MISCELLANEOUS PROVISIONS:

          Binding Effect. This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, adminsitrators, successors, and assigns.

          Applicable Law. The terms and provisions of this Lease shall be interpreted in accordance with the laws of the State of Nevada.

                                                                              26

          Entire Lease. This Lease terminates and replaces all prior agreements, either written, oral, or implied, between the parties hereto and constitutes the entire agreement between the parties.

          Recording Memorandum of Lease. The parties hereto agree to execute a
Memorandum of this Lease (short form) for the purpose of recording same in the records of Washoe County, Nevada, so as to give public notice, pursuant to the laws of the State of Nevada, of the existence of this Lease, including, without limitation, the first right of refusal set forth in Section 7 hereof.

          Void and Invalid Provisions. In the event any part or portion or provision of this instrument shall be found or declared to be null, void, or unenforceable for any reason whatsoever by any Court of competent jurisdiction or any governmental agency having authority thereover, then and in such event only such part, portion or provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or conditions hereof, which said remaining terms and conditions shall remain binding, valid, and subsisting and in full force and effect between the parties hereto, it being specifically understood and agreed that the provisions hereof are severable for the purposes of the provisions of this clause.

          Time of the Essence. Time is of the essence of this Lease and each and every part thereof.

          Confidentiality. Lessor shall have a right to review and copy, at its own expense, all geologic information generated or obtained by Lessee. Such information shall not be made public by Lessor or disclosed to any other person or entity, unless it is already in the public

                                                                              27

domain, without Lessee's written consent, which consent will not be unreasonably withheld.

          Each party agrees, to the extent that it may, to retain all financial information, in strict confidence, delivering the same only to governmental entities which require it, or to financial or other similar consultants or using said information as necessary in a dispute between the parties.

          Counterparts. This Lease may be executed in any number of counterparts and all such counterparts shall be deemed to constitue a single Lease and the execution of one counterpart by any party Lessor shall have the same force and effect as if such party had signed all the other counterparts.

          Warranty of Title. Lessor hereby warrants that it is possessed of a
Lease to the property with title as set forth in that Policy of Title Insurance to be issued and to be attached hereto as Exhibit "E".

          Cooperation. The parties agree to cooperate in the execution of any other documentation necessary to carry out the purpose, intent and terms of this
Lease.

          Attorneys' Fees. In the event that either party seeks to enforce or interpret this Lease or for damages on account of the breach of any provision contained herein, the previaling party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in any such proceeding or in any appeal therefrom in addition to any other relief to which the prevailing party is entitled.

          Liens on Lessor's Interest. Lessee shall protect Lessor's interest in the Leased Premises against liens of every character resulting from Lessee's operations or any acts or omissions of Lessee or Lessee's agents or employees on the Leased Premises except those liens

                                                                              28

which are applicable only to Lessee's interest. Lessor shall protect Lessee's interest under the Lease in the Leased Premises and Lessee's Property against liens of every character resulting from the acts or omissions of Lessor and
Lessor's agents and employees to the extent such liens arise after the date hereof. The same procedure concerning payment and contesting of liens and encumbrances as provided in Section 4.(g) hereof shall be applicable to any other liens and encumbrances.

          Lessee's Obligations Guaranteed. Should Far West Captial, Inc. ("Far
West") assign its interest as Lessee herein to a special purpose entity which is owned and controlled by Far West, it agrees to guarantee performance of Lessee's obligations under the Lease; provided, however, that Far West shall have no such guarantee obligation if it assigns its interest herein pursuant to an outright sale to an entity in which it has no affiliation or ownership interest.

          Right to Cure Lessor's Defaults. Lessor has acquired the rights which it is conveying to Lessee by this Sublease by a lease from DOROTHY A. TOWNE dated May 14, 1991. Lessor shall give immediate notice to Lessee of any default by Lessor under the lease with DOROTHY A. TOWNE and Lessee shall have the right but not the obligation to take action to cure any default by Lessor under that lease and to charge any cost incurred in curing said default against any amounts due to Lessor under this Sublease.

          Conduct of Operations. Lessee agrees to conduct its operations hereunder in compliance with all applicable laws and regulations of any governmental entity having jurisdiction over such operations or the leased premises, including, but not limited to, those laws and regulations pertaining to safety and health, environmental and operational permits and consents.

                                                                              29

          Third Party Beneficiary. The parties agree that Master Lessor is a third party beneficiary of this Lease.

          Reclamation. After termination of this Lease, Lessee shall remove all
Lessee's Property in accordance with Section 15 hereof, restore wells in accordance with Section 9(b) hereof, and shall in all other respects restore the
Leased Premises to as good a condition as existed when Lessee commenced operations under this Lease, including, without limitation, removal of all harmful, toxic, hazardous or noxious materials and substances deposited by
Lessee on or in the Leased Premises except reasonable wear and tear and naturally occurring disturbances of the land. Lessee shall at all times properly handle and dispose of all harmful, toxic, hazardous or noxious materials or substances used by Lessee on the Leased Premises. Before Lessee engages in any surface disturbing activity or handling of any harmful, toxic, hazardous or noxious materials or substances on the Leased Premises, Lessee shall furnish to
Lessor economic assurance acceptable to Lessor, that the surface disturbance will be properly reclaimed upon a cessation of the activity and that the materials or substances will be properly handled and disposed of. Lessee shall have an affirmative obligation to reclaim the property and properly handle and dispose of such materials or substances which shall continue throughout the term of this Lease and shall survive the termination or expiration hereof.

                                                                              30

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

          LESSOR:                               FLEETWOOD CORPORATION

                                                By: /s/ Jay Woodworth
                                                    ----------------------------
                                                    JAY WOODWORTH
                                                    President

          LESSEE:                               FAR WEST CAPITAL, INC.

                                                By: /s/ Alan O. Melchior
                                                    ----------------------------
                                                    ALAN O. MELCHIOR
                                                    President

STATE OF NEVADA     )
                    :ss.
COUNTY OF WASHOE    )

          On this 31st day of May, 1991, personally appeared before me, a Notary
Public in and for said County and State, JAY WOODWORTH, in his capacity as
President of Fleetwood Corporation, and acknowledged to me that he has read and understands the contents of the above document and signs the same of his own free will.

/s/ Charles Weller
-----------------------------
NOTARY PUBLIC

       =====================================
                   CHARLES WELLER
          Notary Public - State of Nevada
       Appointment Recorded in Washoe County
        MY APPOINTMENT EXPIRES OCT. 27, 1993
       =====================================

                                   EXHIBIT "A"

                                  AREA PLAT MAP

                                    Exhibit A

                            [Graphic: Area Plat Map]

                                       17

                                   EXHIBIT "A"

                               LEGAL DESCRIPTIONS

PARCEL 1 :

All of the title and interest in all that portion of the following Patented
Mining Claims situate in the County of Washoe, State of Nevada, being a portion of the N 1/2 of the SW 1/4 of Section 28, Township 18 North, Range 20 E,
M.D.B.&M., described as follows to-wit:

PARCEL 1 (a) :

MOHAWK, MOHAWK #1 and MOHAWK FRACTION MINING CLAIMS, as said claims are described in that certain mining Patent issued by the United States of America to Carl Senges dated October 16, 1947, and recorded November 3, 1947, in Book E of Patents, at page 278, Records of Washoe County, Nevada.

TOGETHER WITH all rights of NEVADA ORE REFINING CORPORATION by reason of
Agreement dated March 12, 1953, wherein John Canson is first party and Nevada
Ore Refining Corporation is second party, recorded under Document No. 214294, on
March 13, 1953, in Book Y of Bonds and Agreements at page 334, Washoe County,
Nevada, records.

Excepting therefrom the following described parcels:

Commencing at the West quarter corner of Section 28, Township 18 North, Range 20
East, M.D.B.& M.; thence North 89 DEG. 46'30" East 30.00 feet; thence South 0
DEG. 13'30" East 30.00 feet to the true point of beginning; thence North 89 DEG.
46'30" East 640.59 feet; thence South 0 DEG. 13'30" East 680.00 feet; thence
South 89 DEG. 46'30" West 640.59 feet; thence North 0 DEG. 13'30" West 680.00 feet to the true point of beginning; and

Commencing at the West quarter corner of said Section 28; thence South 0 DEG.
13'30" East 957.33 feet to the true point of beginning; thence North 89 DEG.
46'30" East 312.00 feet; thence South 0 DEG. 13'30" East 209.42 feet; thence
South 89 DEG. 46'30" West 312.00 feet; thence North 0 DEG. 13'30" West 209.42 feet to the true point of beginning, and containing an area of 1.50 acres, more or less.

(CONTINUED):

PARCEL 1 (b) :

Commencing at the West quarter corner of said Section 28; thence South 0 DEG.
13'30" East 957.33 feet to the true point of beginning; thence North 89 DEG.
46'30" East 312.00 feet; thence South 0 DEG. 13'30" East 209.42 feet; thence
South 89 DEG. 46'30" West 312.00 feet; thence North 0 DEG. 13'30" West 209.42 feet to the true point of beginning; and

Together with an easement for access and public utility use over the following described strip of land;

Commencing at the West quarter corner of said Section 28; thence South 0 DEG.
13'30" East 710.00 feet to the true point of beginning; thence North 89 DEG.
46'30" East 30.00 feet; thence South 0 DEG. 13'30" East 247.33 feet; thence
South 89 DEG. 46'30" West 30.00 feet; thence North 0 DEG. 13'30" West 247.33 feet to the true point of beginning.

PARCEL 3 :

The East one-half of the Southwest quarter of Section 28, Township 18 North,
Range 20 East, M.D.B.&M.

PARCEL 4 :

All that parcel of land situate in the County of Washoe, State of Nevada, described as follows:

PARCEL 4 (a) :

The W 1/2 of the NE 1/4 of Section 33, Township 18 North, Range 20 East,
M.D.B.&M., lying west of the East line of U.S. Highway 395.

Excepting therefrom: the interest conveyed to the State of Nevada in Deeds recorded June 5, 1959, as Document Nos. 304310 and 304311, Washoe County,
Nevada, records.

PARCEL 4 (b) :

The Northwest 1/4 of the Southeast 1/4 (NW 1/4 of SE 1/4), of Section 33,
Township 18 North, Range 20 East, M.D.B.&M, lying west of the east line of U.S.
Highway 395.

Excepting therefrom: the interest conveyed to the State of Nevada in Deeds recorded June 5, 1959, as Document Nos. 304310 and 304311, Washoe County,
Nevada, records.

(CONTINUED):

PARCEL 5 :

All that certain real property situate in the County of Washoe, State of
Nevada, described as follows:

All that portion of the West 1/2 of the Southeast 1/4 of Section 28, Township
18 North, Range 20 East, M.D.B.&M., which lies west of the west line of U.S.
Highway 395. Together with a right of way fifty (50) feet in width running in a general easterly-westerly direction upon the North fifty (50) feet of the South one hundred twenty-five (125) feet of the East half of the Southeast Quarter of
Section 28, Township 18 North, Range 20 East, M.D.B.&M., from the Easterly line of the West half of the said Southeast Quarter to a point on the East side of a roadway traversing those lands which lie east of the lands hereby conveyed and which roadway extends from the North boundary line of lands owned by the grantors to and connects with the Old Virginia City Highway. Together with the right to improve and maintain the same and use the said easement for any lawful purpose and the said easement to be appurtenant to the lands above conveyed.

Excepting therefrom: The interest conveyed to the state of Nevada in the deeds recorded June 5, 1959, as Document Nos. 304310 and 304311, Washoe County,
Nevada, records.

PARCEL 6 :

The West half of the Southeast quarter of Section 28, Township 18 North, Range
20 East, M.D.B.&M., excepting therefrom all that portion lying West of the East right of way line of U.S. Highway 395 as conveyed to the State of Nevada by
Deeds recorded June 5, 1959, as Document Nos. 304310 and 304311, Washoe County,
Nevada Records.

EXCEPTING THEREFROM the interest conveyed to the State of Nevada, in the Deeds recorded June 5, 1959, under Document Nos. 304310 and 304311, Washoe county,
Nevada, Records.

ALSO EXCEPTING THEREFROM the parcel of land conveyed to Sierra Pacific Power
Company, a Maine Corporation, by Deed recorded July 23, 1962, under Document No.
363531, Deed Records.

ALSO EXCEPTING THEREFROM any well or bore hole (and the well sita thereof) which may have been heretofore drilled upon any portion of the above described property by Magma Power Company or by its wholly owned subsidiary, Nevada
Thermal Power Company; and

TOGETHER WITH an easement for roadway purposes, 42 feet in width, as granted to
Richard H. Hobson, in an instrument recorded March 15, 1973, in book 715, Page
609, Document No. 279060, Official Records.

TOGETHER WITH all water and water rights, and ditch and ditch rights.

(CONTINUED):

PARCEL 8 :

The following described lot or parcel of land and real estate, situate, lying and being in the County of Washoe, State of Nevada, to wit:

The East half of the Southeast quarter of Section 33, Township 18 North, Range
20 East, M.D.B. &M., Washoe County, Nevada, being Assessor's Parcel No.
017-301-01.

PARCELS 7 AND 9 :

Those portions of land and real estate situate, lying and being in the County of Washoe, State of Nevada, in the NE 1/4 and the W 1/2 of the SE 1/4 of Section
33 in Township 18 North, Range 20 East as shown on the Area Plat Map attached to this Sublease as Exhibit "A."

                           ABSTRACT OF LEASE AGREEMENT

          THE UNDERSIGNED hereby give notice of record that those certain premises referenced in Exhibit "A", attached hereto and hereby incorporated through reference as though more fully set forth herein, are the subject of a
Geothermal Resources Sublease, under which FLEETWOOD CORPORATION is Lessor, and
FAR WEST CAPITAL, INC., is Lessee, as more particularly set forth in accordance with the specific terms and conditions contained in that certain Geothermal
Resources Lease dated the 31st day of May, 1991, to which further reference is herein made.

          DATED this 31st day of May, 1991.

FLEETWOOD CORPORATION                     FAR WEST CAPITAL, INC.
                                          A Utah Corporation

By: /s/ Jay Woodworth                     By: /s/ Alan O. Melchior
    -------------------------------           ----------------------------
    JAY WOODWORTH, President                  ALAN O. MELCHIOR, President

STATE OF NEVADA  )
                 :ss
County OF WASHOE )

          On this 31st day of May, 1991, personally appeared before me, a Notary
Public in and for said County and State, JAY WOODWORTH, and acknowledged to me that he is President of FLEETWOOD CORPORATION and that he has read and understands the contents of the above document and signs the same of his own free will.

/s/ Charles Weller
--------------------------
NOTARY PUBLIC

               -----------------------------------------------
                                 CHARLES WELLER
                         Notary Public - State of Nevada
               [SEAL] Appointment Recorded in Washoe County
                       MY APPOINTMENT EXPIRES OCT. 27, 1993
               -----------------------------------------------

STATE OF NEVADA  )
                 :ss
COUNTY OF WASHOE )

          On this 31 day of May, 1991, personally appeared before me, a Notary
Public in and for said County and State, ALAN O. MELCHIOR, and acknowledged to me that he is President of FAR WEST CAPITAL, INC. and that he has read and understands the contents of the above document and signs the same of his own free will.

/s/ Charles Weller
------------------------------
NOTARY PUBLIC

               -----------------------------------------------
                                 CHARLES WELLER
                         Notary Public - State of Nevada
               [SEAL] Appointment Recorded in Washoe County
                       MY APPOINTMENT EXPIRES OCT. 27, 1993
               -----------------------------------------------

                                   EXHIBIT "B"

                               LEGAL DESCRIPTIONS

                         [To include Parcels 1 and 3-9]

                                   EXHIBIT "B"

                               LEGAL DESCRIPTIONS

PARCEL 1:

All of the title and interest in all that portion of the following Patented
Mining Claims situate in the County of Washoe, State of Nevada, being a portion of the N 1/2 of the SW 1/4 of Section 28, Township 18 North, Range 20 E,
M.D.B.&M., described as follows to-wit:

PARCEL 1 (a) :

MOHAWK, MOHAWK #1 and MOHAWK FRACTION MINING CLAIMS, as said claims are described in that certain mining Patent issued by the United States of America to Carl Senges dated October 16, 1947, and recorded November 3, 1947, in Book E of Patents, at page 278, Records of Washoe County, Nevada.

TOGETHER WITH all rights of NEVADA ORE REFINING CORPORATION by reason of
Agreement dated March 12, 1953, wherein John Canson is first party and Nevada
Ore Refining Corporation is second party, recorded under Document No. 214294, on
March 13, 1953, in Book Y of Bonds and Agreements at page 334, Washoe County,
Nevada, records.

Excepting therefrom the following described parcels:

Commencing at the West quarter corner of Section 28, Township 18 North, Range 20
East, M.D.B.& M.; thence North 89 DEG. 46'30" East 30.00 feet; thence South 0
DEG. 13'30" East 30.00 feet to the true point of beginning; thence North 89 DEG.
46'30" East 640.59 feet; thence South 0 DEG. 13'30" East 680.00 feet; thence
South 89 DEG. 46'30" West 640.59 feet; thence North 0 DEG. 13'30" West 680.00 feet to the true point of beginning; and

Commencing at the West quarter corner of said Section 28; thence South 0 DEG.
13'30" East 957.33 feet to the true point of beginning; thence North 89 DEG.
46'30" East 312.00 feet; thence South 0 DEG. 13'30" East 209.42 feet; thence
South 89 DEG. 46'30" West 312.00 feet; thence North 0 DEG. 13'30" West 209.42 feet to the true point of beginning, and containing of 1.5O acres, more or less.

(CONTINUED):

PARCEL 1 (b) :

Commencing at the West quarter corner of said Section 28; thence South 0 DEG.
13'30" East 957.33 feet to the true point of beginning; thence North 89 DEG.
46'30" East 312.00 feet, thence South 0 DEG. 13'30" East 209.42 feet; thence
South 89 DEG. 46'30" West 312.00 feet, thence North 0 DEG 13'30" West 209.42 feet to the true point of beginning; and

Together with an easement for access and public utility use over the following described strip of land;

Commencing at the West quarter corner of said Section 28; thence South 0 DEG.
13'30" East 710.00 feet to the true point of beginning; thence North 89 DEG.
46'30" East 30.00 feet; thence South 0 DEG. 13'30" East 247.33 feet; thence
South 89 DEG. 46'30" West 30.00 feet; thence North 0 DEG. 13'30" West 247.33 feet to the true point of beginning.

PARCEL 3 :

The East one-half of the Southwest quarter of Section 28, Township 18 North,
Range 20 East, M.D.B.&M.

PARCEL 4 :

All that parcel of land situate in the County of Washoe, State of Nevada, described as follows:

PARCEL 4 (a) :

The W 1/2 of the NE 1/4 of Section 33, Township 18 North, Range 20 East,
M.D.B.&M., lying west of the East line of U.S. Highway 395.

Expecting therefrom: the interest conveyed to the State of Nevada in Deeds recorded June 5, 1959, as Document Nos. 304310 and 304311, Washoe County,
Nevada, records.

PARCEL 4 (b) :

The Northwest 1/4 of the Southeast 1/4 (NW 1/4 of SE 1/4), of Section 33,
Township 18 North, Range 20 East, M.D.B.&M, lying west of the east line of U.S.
Highway 395.

Expecting therefrom: the interest conveyed to the State of Nevada in Deeds recorded June 5, 1959, as Document Nos. 304310 and 304311, Washoe County,
Nevada, records.

(CONTINUED):

PARCEL 5 :

All that certain real property situate in the County of Washoe, State of
Nevada, described as follows:

All that portion of the West 1/2 of the Southeast 1/4 of Section 28, Township 18
North, Range 20 East, M.D.B.&M., which lies west of the west line of U.S.
Highway 395. Together with a right of way fifty (50) feet in width running in a general easterly-westerly direction upon the North fifty (50) feet of the South one hundred twenty-five (125) feet of the East half of the Southeast Quarter of
Section 28, Township 18 North, Range 20 East, M.D.B.&M., from the Easterly line of the West half of the said Southeast Quarter to a point on the East side of a roadway traversing those lands which lie east of the lands hereby conveyed and which roadway extends from the North boundary line of lands owned by the grantors to and connects with the Old Virginia City Highway. Together with the right to improve and maintain the same and use the said easement for any lawful purpose and the said easement to be appurtenant to the lands above conveyed.

Expecting therefrom: The interest conveyed to the State of Nevada in the Deeds recorded June 5, 1959, as Document Nos. 304310 and 304311, Washoe County,
Nevada, Records.

PARCEL 6 :

The West half of the Southeast quarter of Section 28, Township 18 North, Range
20 East, M.D.B.&M., excepting therefrom all that portion lying West of the East right of way line of U.S. Highway as conveyed to the State of Nevada by Deeds recorded June 5, 1959, as Document Nos. 304310 and 304311, Washoe County,
Nevada, records.

EXPECTING THEREFROM the interest conveyed to the State of Nevada in the Deeds recorded June 5, 1959, under Document Nos. 304310 and 304311, Washoe County,
Nevada, Records.

ALSO EXCEPTING THEREFROM the parcel of land conveyed to Sierra Pacific Power
Company, a Maine Corporation, by Deed recorded July 23, 1962, under Document No.
363531, Deed Records.

ALSO EXCEPTING THEREFROM any well or bore hole (and the well site thereof) which may have been heretofore drilled upon any portion of the above described property by Magma Power Company or by its wholly owned subsidiary, Nevada
Thermal Power Company; and

TOGETHER WITH an easement for roadway purposes, 42 feet in width, as granted to
Richard H. Hobson, in an instrument recorded March 15, 1973, in Book 715, Page
609, Document No. 279060, Official Records.

TOGETHER WITH all water and water rights, and ditch and ditch rights.

(CONTINUED):

PARCEL 8:

The following described lot or parcel of land and real estate, situate, lying and being in the County of Washoe, State of Nevada, to wit:

The East half of the Southeast quarter of Section 33, Township 18 North, Range
20 East, M.D.B.&M., Washoe County, Nevada, being Assessor's Parcel No.
017-301-01.

PARCELS 7 AND 9:

Those portion of land and real estate situate, lying and being in the County of
Washoe, State of Nevada, in the NE 1/4 and the W1/2 of the SE 1/4 of Section 33
in Township 18 North, Range 20 East as shown on the Area Plat Map attached to this sublease as Exhibit "A."

                                   EXHIBIT "C"

                           ABSTRACT OF LEASE AGREEMENT

                                   EXHIBIT "C"

                           ABSTRACT OF LEASE AGREEMENT

     THE UNDERSIGNED hereby give notice of record that those certain premises referenced in Exhibit "A," attached hereto and hereby incorporated through reference as through more fully set forth herein, are the subject of a
Geothermal Resources Sublease, under which FLEETWOOD CORPORATION is Lessor, and
STEAMBOAT DEVELOPMENT CORP., a Utah corporation (successor in interest to Far
West Capital, Inc.), is Lessee, as more particularly set forth in accordance with the specific terms and conditions contained in that certain Geothermal
Resources Sublease dated the 31st day of May, 1991, to which further reference is herein made and that such Sublease includes a right of first refusal in favor of Steamboat Development Corp. with respect to the real property referred to in
Exhibit B attached hereto and hereby incorporated through reference as though more fully set forth herein.

     DATED this 31st day of May, 1991.

FLEETWOOD CORPORATION                     FAR WEST CAPITAL, INC.,
                                          A Utah corporation

By:                                       By:
    -----------------------------------       ----------------------------------
    JAY WOODWORTH                             ALAN O. MELCHIOR
    President                                 President

STATE OF NEVADA  )
                 : ss.
COUNTY OF WASHOE )

          On this 3lst day of May, 1991, personally appeared before me, a Notary
Public in and for said County and State, JAY WOODWORTH, and acknowledged to me that he is the President of FLEETWOOD CORPORATION, and that he has read and understands the contents of the above document and signs the same of his own free will.

-----------------------------
NOTARY PUBLIC

STATE OF NEVADA  )
                 : ss.
COUNTY OF WASHOE )

          On this 3lst day of May, 1991, personally appeared before me, a Notary
Public in and for said County and State, ALAN O. MELCHOIR in his capacity as
President of FAR WEST CAPITAL, INC., and acknowledged to me that he has read and understands the contents of the above document and signs the same of his own free will.

-----------------------------
NOTARY PUBLIC

                                                                              36

                                   EXHIBIT "D"

                          NOTICE OF NON-RESPONSIBILITY

                          NOTICE OF NON-RESPONSIBILITY

TO WHOM IT MAY CONCERN: NOTICE IS HEREBY GIVEN:

          FLEETWOOD CORPORATION, an Oregon corporation, is the Lessee of certain property located in the County of Washoe, State of Nevada, and more particularly described in Exhibit "A", attached hereto.

          On May 31st, 1991, FLEETWOOD CORPORATION, as Lessor, leased said property to FAR WEST CAPITAL, INC., a Utah corporation. The Lease anticipates that FAR WEST CAPITAL, INC., a Utah corporation, or its assigns, sublessees or successors shall develop that property by construction, alteration, repair and other improvements. Such development may include, but is not limited to, the construction, erection and maintenance of access routes, wells, pumps, pipes, pipelines, buildings, plants, sumps, brine pits, reservoirs, tanks, water works, pumping stations, roads, electric power generating plants, transmission lines, electric telegraph or telephone lines, and such other works and structures as may be reasonably necessary or convenient for the production, utilization and processing of geothermal resources for the generation of electricity.

          FLEET WOOD DEVELOPMENT CORPORATION will not be responsible for any such construction, alteration, repair or other improvements or for the materials or labor used in conjunction therewith.

                                         FLEETWOOD CORPORATION

                                         By:
                                             -----------------------------------
                                             JAY WOODWORTH, President

STATE OF NEVADA  )
                 : ss.
COUNTY OF WASHOE )

          On this 31st day of May, 1991, before me, the undersigned Notary
Public in and for said County and State, personally appeared JAY WOODWORTH known to me to be the President of the corporation that executed the foregoing instrument, and upon oath, did depose that he is an officer of said corporation as above designated, that the signature to said instrument was made by the officer of said corporation as indicated after said signature; and that the said corporation executed the said instrument freely and voluntarily and for the uses and the purposes therein mentioned.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my
Official Seal at my office in the County of Washoe, the day and year in this certificate first above written.

-----------------------------
NOTARY PUBLIC

                                   EXHIBIT E

                     First American Title Insurance Company

                                     Policy
                                       of
                                     Title
                                   Insurance

[Illegible Text] wholly owned subsidiary of the insured corporation and their corporate successors by operation of law and not by purchase, subject to any rights or defenses the Company may have against any predecessor insureds; and
(iii) any governmental agency or governmental instrumentality which acquires all or any part of the estate or interest pursuant to a contract of insurance or guaranty insuring or guaranteeing the indebtedness secured by the insured mortgage.

          (b) AFTER CONVEYANCE OF TITLE. The coverage of this policy shall continue in force as of Date of Policy in favor of an insured only so long as the insured retains an estate or interest in the land, or holds an indebtedness secured by a purchase money mortgage given by a purchaser from the insured, or only so long as the insured shall have liability by reason of covenants of warranty made by the insured in any transfer or conveyance of the estate or interest. This policy shall not continues in force in favor of any purchaser from the insured of either (i) an estate or interest in the land, or (ii) an indebtedness secured by a purchase money mortgage given to an insured.

          (c) AMOUNT OF INSURANCE: The amount of insurance after the acquisition or after the conveyance by an insured lender shall in neither event exceed the least of:

          (i) The amount of insurance stated in Schedule A;

          (ii) The amount of the principal of the indebtedness secured by the insured mortgage as of Date of Policy, interest thereon, expenses of foreclosure, amounts advanced pursuant to the insured mortgage to assure compliance with laws or to protect the lien of the insured mortgage prior to the time of acquisition of the estate or interest in the land and secured thereby and reasonable amounts expended to prevent deterioration of improvements, but reduced by the amount of all payments made; or

          (iii) The amount paid by any governmental agency or governmental instrumentality, if the agency or instrumentality is the insured claimant, in the acquisition of the estate or interest in satisfaction of its insurance contract or guaranty.

3.   NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT.

          The insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 4(a) below, (ii) in case knowledge shall come to an insured hereunder of any claim of title or interest which is adverse to the title to the estate or interest or the lien of the insured mortgage, as insured, and which might cause loss or damage for which the
Company may be liable by virtue of this policy, or (iii) if title to the estate or interest or the lien of the insured mortgage, as insured, is rejected as unmarketable. If prompt notice shall not be given to the Company, then as to that insured all liability of the Company shall terminate with regard to the matter or matters for which prompt notice is required; provided, however, that failure to notify the Company shall in no case prejudice the rights of any insured under this policy unless the Company shall be prejudiced by the failure and then only to the extent of the prejudice.

4.   DEFENSE AND PROSECUTION OF ACTIONS; DUTY OF INSURED CLAIMANT TO COOPERATE.

          (a) Upon written request by the insured and subject to the options contained in Section 6 of these Conditions and Stipulations, the Company, at its own cost and without unreasonable delay, shall provide for the defense of such insured in litigation in which any third party asserts a claim adverse to the title or interest as insured but only as to those stated causes of action alleging a defect, lien or encumbrance or other matter insured against by this policy. The Company shall have the right to select counsel of its choice
(subject to the right of such insured to object for reasonable cause) to represent the insured as to those stated causes of action and shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs of expenses incurred by an insured in the defense of those causes of action which allege matters not insured against by this policy.

          (b) The Company shall have the right, at its own cost, to institute and prosecute any action or proceeding or to do any other act which in its opinion may be necessary or desirable or establish the title to the estate or interest or the lien of the insured mortgage, as insured, or to prevent or reduce loss or damage to an insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable hereunder, and shall not thereby concede liability or waive any provision of this policy. If the Company shall exercise its rights under this paragraph, it shall do so diligently.

          (c) Whenever the Company shall have brought an action or interposed a defense as required or permitted by the provisions of this policy, the Company may pursue any litigation to final determination by a court of competent jurisdiction and expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

          (d) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding, the insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, and all appeals therein, and permit the Company to use, at its option, the name of the insured for this purpose. Whenever requested by the
Company, an insured, at the Company's expense, shall give the Company all reasonable aid (i) in any action or proceeding, securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act which in the opinion of the Company may be necessary or desirable to establish the title to the estate or interest or the lien of the insured mortgage, as insured. If the Company is prejudiced by the failure of an insured to furnish the required cooperation, the Company's obligations to such paragraph (illegible) policy, other than to make the payment required in that paragraph, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation, and the policy shall be surrendered to the Company for cancellation.

     Upon the exercise by the Company of the option provided for in paragraph
a(ii) the Company's obligation to an insured Lender under this policy for the claimed loss or damage, other than the payment required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

          (b) To Pay or Otherwise Settle With Parties Other than the Insured or
With the Insured Claimant.

          (i) to pay or otherwise settle with other parties for or in the name of an insured claimant any claim insured against under this policy, together with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the
Company is obligated to pay; or

          (ii) to pay or otherwise settle with the insured claimant the loss or damage provided for under this policy, together with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the
Company up to the time of payment and which the Company is obligated to pay.

     Upon the exercise by the Company of either of the options provided for in paragraphs b (i) or (ii), the Company's obligations to the insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

7.   DETERMINATION AND EXTENT OF LIABILITY.

          This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the insured claimant who has suffered loss or damage by reason of matters insured against by this policy and only to the extent herein described.

          (a) The liability of the Company under this policy to an insured lender shall in no case exceed the least of:

          (i) the Amount of insurance stated in Schedule A, or, if applicable, the amount of insurance as defined in Section 2(c) of these Conditions and
Stipulations;

          (ii) the amount of the unpaid principal indebtedness secured by the insured mortgage as limited or provided under Section 8 of these Conditions and
Stipulations or as reduced under Section 9 of these Conditions and Stipulations, at the time the loss or damage insured against by this policy occurs, together with interest thereon; or

          (iii) the difference between the value of the insured estate or interest as insured and the value of the insured estate or interest subject to the defect, lien or encumbrance insured against by this policy.

          (b) In the event the insured lender has acquired the estate or interest in the manner described in Section 2(a) of these Conditions and
Stipulations or has conveyed the title, then the liability of the Company shall continue as set forth in Section 7(a) of these Conditions and Stipulations.

          (c) The liability of the Company under this policy to an insured owner of the estate or interest in the land described in Schedule A shall not exceed the least of:

          (i) the Amount of insurance stated in Schedule A; or

          (ii) the difference between the value of the insured estate or interest as insured and the value of the insured estate or interest subject to the defect, lien or encumbrance insured against by this policy.

          (d) The Company will pay only those costs, attorneys' fees and expenses incurred in accordance with Section 4 of these Conditions and
Stipulations.

8.   LIMITATION OF LIABILITY.

          (a) If the Company establishes the title, or removes the alleged defect, lien or encumbrance, or cures the lack of a right of access to or from the land, or cures the claim of unmarketability of title, or otherwise establishes the lien of the insured mortgage, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals therefrom, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused thereby.

          (b) In the event of litigation, including litigation by the Company or with the Company's consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals therefrom, adverse to the title, or, if applicable, to the lien of the insured mortgage, as insured.

          (c) The Company shall not be liable for loss or damage to any insured for liability voluntarily assumed by the insured in settling any claim or suit without the prior written consent of the Company.

          (d) The Company shall not be liable for:

          (i) any indebtedness created subsequent to Date of Policy except for advances made to protect the lien of the insured mortgage and secured thereby and reasonable amounts expended to prevent deterioration of improvements; or

          (ii) construction loan advances made subsequent to Date of Policy, except construction loan advances made subsequent to Date of Policy for the purpose of financing in whole or in part the construction of an improvement to the land which at Date of Policy were secured by the insured mortgage and which the insured was and (illegible) to an insured lender, to all rights and remedies of the insured claimant after the insured claimant shall have recovered its principal, interest and costs of collection.

     If loss should result from any act of the insured claimant, as stated
above, that act shall not void this policy, but the Company, in that event, shall be required to pay only that part of any losses insured against by this policy which shall exceed the amount, if any, lost to the Company by reason of the impairment by the insured claimant of the Company's right of subrogation.

          (b) THE INSURED'S RIGHTS AND LIMITATIONS.

     Notwithstanding the foregoing, the owner of the indebtedness secured by an insured mortgage, provided the priority of the lien of the insured mortgage or its enforceability is not affected, may release or substitute the personal liability of any debtor or guarantor, or extend or otherwise modify the terms of payment, or release a portion of the estate or interest from the lien of the insured mortgage, or release any collateral security for the indebtedness.

     When the permitted acts of the insured claimant occur and the insured has knowledge of any claim of title or interest adverse to the title to the estate or interest or the priority or enforceability of the lien of the insured mortgage, as insured, the Company shall be required to pay only that part of any losses insured against by this policy which shall exceed the amount, if any, lost to the Company by reason of the impairment by the insured claimant of the
Company's right of subrogation.

          (c) The Company's Rights Against Non-insured Obligors.

     The Company's right of subrogation against non-insured obligors shall exist and shall include, without limitation, the rights of the insured to indemnities, guaranties, other policies of insurance or bonds, notwithstanding any terms or conditions contained in those instruments which provide for subrogation rights by reason of this policy.

     The Company's right of subrogation shall not be avoided by acquisition of the insured mortgage by an obligor (except an obligor described in Section 1(a)
(ii) of these Conditions and Stipulations) who acquires the insured mortgage as a result of an indemnity, guarantee, other policy of insurance, or bond and the obligor will not be an insured under this policy, notwithstanding Section 1(a)
(i) of these Conditions and Stipulations.

13.  ARBITRATION.

          Unless prohibited by applicable law, either the Company or the insured may demand arbitration pursuant to the Title Insurance Arbitration
Rules of the American Arbitration Association. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the insured arising out of or relating to this policy, any service of the Company in connection with its issuance or the breach of a policy provision or other obligation. All arbitrable matters when the Amount of insurance is $1,000,000 or less shall be arbitrated at the option of either the Company or the insured. All arbitrable matters when the Amount of insurance is in excess of $1,000,000 shall be arbitrated only when agreed to by both the Company and the insured.
Arbitration pursuant to this policy and under the Rules in effect on the date the demand for arbitration is made or, at the option of the insured, the Rules in effect at Date of Policy shall be binding upon the parties. The award may include attorneys' fees only if the laws of the state in which the land is located permit a court to award attorneys' fees to a prevailing party. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

     The law of the situs of the land shall apply to an arbitration under the
Title Insurance Arbitration Rules.

     A copy of the Rules may be obtained from the Company upon request.

14.  LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT.

          (a) This policy together with all endorsements, if any, attached hereto by the Company is the entire policy and contract between the insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

          (b) Any claim of loss or damage, whether or not based on negligence, and which arises out of the status of the lien of the insured mortgage or of the title to the estate or interest covered hereby or by any action asserting such claim, shall be restricted to this policy.

          (c) No amendment of or endorsement to this policy can be made except by a writing endorsed hereon or attached hereto signed by either the President, a Vice President, the Secretary, an Assistant Secretary, or validating officer or authorized signatory of the Company.

15.  SEVERABILITY.

          In the event any provision of this policy is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision and all other provisions shall remain in full force and effect.

16.  NOTICES, WHERE SENT

          All notices required to be given the Company (illegible) statement in writing required to be furnished the Company shall include the number of this policy and shall be addressed to the Company at its main office at 114 East
Fifth Street, Santa Ana, California, or to the office which issued this policy.

The following matters are expressly excluded from the coverage of this policy and the Company shall not pay loss or damage, costs, attorneys' fees or expenses which arise by reason of:

     (a)  Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations)
          restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or
          (illegible) of any improvement now or hereafter erected on the land;
          (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv)
          environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of
          Policy.

     (b)  Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of
          Policy.

          Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of
          Policy which would be binding on the rights of a purchaser for value without knowledge.

          Defects, liens, encumbrances, adverse claims, or other matters:

     (a)  whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

     (b)  not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

     (c)  resulting in no loss or damage to the insured claimant;

     (d)  attaching or created subsequent to Date of Policy; or

     (e)  resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage or for the estate or interest insured by this policy.

4.   Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with the applicable doing business laws of the state in which the land is situated.

5.   Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.   Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by their policy or the transaction creating the interest of the insured lender, by reason of the operation of federal bankruptcy, state insolvency or similar creditors' rights laws.

                          CONDITIONS AND STIPULATIONS

     DEFINITION OF TERMS.

     The following terms when used in this policy mean:

          (a) "insured": the insured named in Schedule A, and, subject to any rights or defenses the Company would have had against the named insured, those who succeed to the interest of the named insured by operation of law as distinguished from purchase including, but not limited to, heirs, distributees, devisees, survivors, personal representatives, next of kin, or corporate or fiduciary successors. The term "insured" also includes

          (i) the owner of the indebtedness secured by the insured mortgage and each successor in ownership of the indebtedness except a successor who is an obligor under the provisions of Section 12(c) of these Conditions and
Stipulations (reserving, however, all rights and defenses as to any such successor that the Company would have had against any predecessor insured, unless the successor acquired the indebtedness as a purchaser for value without knowledge of the asserted defect, lien, encumbrance, adverse claim or other matter insured against by this policy as affecting title to the estate or interest in the land;

          (ii) any governmental agency or governmental instrumentality which is an insurer or guarantor under an insurance contract or guaranty insuring or guaranteeing the indebtedness secured by the insured mortgage, or any part thereof, whether named as an insured herein or not.

          (iii) The parties designated in Section 2(a) of these Conditions and
Stipulations.

          (b) "insured claimant": an insured claiming loss or damage.

          (c) "insured lender": the owner of an insured mortgage.

          (d) "insured mortgage": a mortgage shown in Schedule B, the owner of which is named as an insured in Schedule A.

          (e) "knowledge" or "known": actual knowledge, not constructive knowledge or notice which may be imputed to an insured by reason of any public records as defined in this policy or any other records which impart constructive notice of matters affecting the land.

          (f) "land": the land described or referred to in Schedule (A), and improvements affixed thereto which by law constitute real property. The term
"land" does not include any property beyond the lines of the area specifically described or referred to in Schedule (A), nor any right, title, interest, estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but nothing herein shall modify or limit the extent to which a right of access to and from the land is insured by this policy.

          (g) "mortgage": mortgage, deed of trust, trust deed, or other security instrument.

          (h) "public records": records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without knowledge.

          (i) "unmarketability of the title": an alleged or apparent matter affecting the title to the land, not excluded or excepted from coverage, which would entitle a purchaser of the estate or interest described in Schedule (A) or the insured mortgage to be released from the obligation to purchaser by virtue of a contractual condition requiring the delivery of marketable title.

2.   CONTINUATION OF INSURANCE.

          (a) After Acquisition of Title. If this policy insures the owner of the indebtedness secured by the insured mortgage, the coverage of this policy shall continue in force as of Date of Policy in favor of (i) such insured lender who acquires all or any part of the estate or interest in the land by foreclosure, trustee's sale, conveyance in lieu of foreclosure or other legal manner which discharges the lien of the insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

5.   PROOF OF LOSS OR DAMAGE.

          In addition to and after the notices required under Section 3 of these
Conditions and Stipulations have been provided the Company, a proof of loss or damage signed and sworn to by each insured claimant shall be furnished to the
Company within 90 days after the insured claimant shall ascertain the facts giving rise to the loss or damage. The proof of loss or damage shall describe the defect in, or lien or encumbrance on the title, or other matter insured against by this policy which constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage. If the Company is prejudiced by the failure of an insured claimant to provide the required proof of loss or damage, the Company's obligations to such insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation with regard to the matter or matters requiring such proof of loss or damage.

     In addition, an insured claimant may reasonably be required to submit to examination under oath by any authorized representative of the Company and shall produce for examination, inspection and copying, at such reasonable times and places as may be designated by any authorized representative of the Company, all records, books, ledgers, checks, correspondence and memoranda, whether bearing a date before or after Date of Policy, which reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the insured claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all records, books, ledgers, checks, correspondence and memoranda in the custody or control of a third party, which reasonably pertain to the loss or damage. All information designated as confidential by an insured claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of an insured claimant to submit for examination under oath, produce other reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this paragraph, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that insured for that claim.

6.   OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY.

          In case of a claim under this policy, the Company shall have the following additional options:

          (a) To Pay or Tender Payment of the Amount of Insurance or to Purchase
the Indebtedness.

          (i) to pay or tender payment of the amount of insurance under this policy together with any costs, attorneys' fees and expenses incurred by the insured claimant, which were authorized by the Company, up to the time of payment or tender of payment and which the Company is obligated to pay; or

          (ii) In case loss or damage is claimed under this policy by the owner of the indebtedness secured by the insured mortgage, to purchase the indebtedness secured by the insured mortgage for the amount owing thereon together with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of purchase and which the Company is obligated to pay.

     If the Company offers to purchase the indebtedness as herein provided, the owner of the indebtedness shall transfer, assign, and convey the indebtedness and the insured mortgage, together with any continued to be obligated to advance at and after Date of Policy.

9.   REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY.

          (a) All payments under this policy, except payments made for costs, attorneys' fees and expenses, shall reduce the amount of the insurance pro tanto. However, as to an insured lender, any payments made prior to the acquisition of title to the estate or interest as provided in Section 2(a) of these Conditions and Stipulations shall not reduce pro tanto the amount of insurance afforded under this policy as to any such insured, except to the extent that the payments reduce the amount of the indebtedness secured by the insured mortgage.

          (b) Payment in part by any person of the principal of the
indebtedness, or any other obligation secured by the insured mortgage, or any voluntary partial satisfaction or release of the insured mortgage, to the extent of the payment, satisfaction or release, shall reduce the amount of insurance pro tanto. The amount of insurance may thereafter be increased by accruing interest and advances made to protect the lien of the insured mortgage and secured thereby, with interest thereon, provided in no event shall the amount of insurance be greater than the Amount of insurance stated in Schedule A.

          (c) Payment in full by any person or the voluntary satisfaction or release of the insured mortgage shall terminate all liability of the Company to an insured lender except as provided in Section 2(a) of these Conditions and
Stipulations.

10.  LIABILITY NONCUMULATIVE.

          It is expressly understood that the amount of insurance under this policy shall be reduced by any amount the Company may pay under any policy insuring a mortgage to which exception is taken in Schedule B or to which the insured has agreed, assumed or taken subject, or which is hereafter executed by an insured and which is a charge or lien on the estate or interest described or referred to in Schedule A, and the amount so paid shall be deemed a payment under this policy to the insured owner.

          The provisions of this Section shall not apply to an insured lender, unless such insured acquires title to said estate or interest in satisfaction of the indebtedness secured by an insured mortgage.

11.  PAYMENT OF LOSS.

          (a) No payment shall be made without producing this policy for endorsement of the payment unless the policy has been lost or destroyed, in which case proof of loss or destruction shall be furnished to the satisfaction of the Company.

          (b) When liability and the extent of loss or damage has been definitely fixed in accordance with these Conditions and Stipulations, the loss or damage shall be payable within 30 days thereafter.

12.  SUBROGATION UPON PAYMENT OR SETTLEMENT.

          (a) THE COMPANY'S RIGHT OF SUBROGATION.

     Whenever the Company shall have settled and paid a claim under this policy, all right of subrogation shall vest in the Company unaffected by any act of the insured claimant.

     The Company shall be subrogated to and be entitled to all rights and remedies which the insured claimant would have had against any person or property in respect to the claim had this policy not been issued. If requested by the Company, the insured claimant shall transfer to the Company all rights and remedies against any person or property necessary in order to perfect this right of subrogation. The insured claimant shall permit the Company to sue, compromise or settle in the name of the insured claimant and to use the name of the insured claimant in any transaction or litigation involving these rights or remedies.